SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549
                            FORM 8-K

                         CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  June 26, 1997

                    MEDCARE TECHNOLOGIES, INC.
      (Exact name of registrant as specified in its charter)


DELAWARE                        0-28790                87-0429962B
----------------------------    ----------------       -------------
(State or other jurisdiction    (Commission File       (IRS Employer
of incorporation)               Number)                Identification Number)

Suite 101, 608 South Washington Street, Naperville, Illinois         60540
(Address of principal executive offices)                             (Zip Code)

Registrants telephone number, including area code (800) 611-3388

2443 Warrenville Road, Suite 600, Lisle, Illinois                    60532
(Former name or former address, if changed since last report.)       (Zip Code)

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Item 1.  Changes in Control of Registrant.

     NONE.

Item 2.  Acquisition or Disposition of Assets

     On July 7, 1997, the Company filed a Certificate of Designation of Series A Preferred Stock, a copy of which is attached hereto as Exhibit B. This Certificate of Designation designates 1,000 shares of the Company's one million shares of authorized preferred stock to be Series A stock. This stock has been assigned an issue price of $10,000 per share with an eight percent (8%) per annum accretion rate. The rank of this stock has been assigned as being senior to all Common Stock of the Company, junior to any other class or series of capital stock of the Company hereafter created specifically ranking by its terms senior to the Series A Preferred Stock, senior to any class or series of capital stock of the Company hereafter created not specifically ranking by its terms senior to or on par with any Series A Preferred Stock of whatever subdivision, and on parity with any class or series of capital stock of the Company hereafter created specifically ranking by its terms on parity with the Series A Preferred Stock. No dividend rights have been granted to this stock.

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     The conversion terms outlined in the Certificate of Designation state that holders of the Series A Preferred Stock can convert their stock on or after a period of no less than four months from the closing date into Common Stock using the formula per share of Series A Preferred Stock:

                 (.08)(N/365)(10,000) + 10,000
                 ------------------------------
                        Conversion Price

The Conversion Price is determined as the lesser of 115% of the average Closing Bid Price for the five trading days ending on June 6, 1997, which is $7.346 or X% of the average Closing Bid Price of the Company's Common Stock for the five trading days immediately preceding the Date of Conversion, where X is determined as follows:

     # of months between Last Closing
     and Date of Conversion                  "X"
     --------------------------------        -----
     4-6 months                              90%
     6 months-1 year                         87.5%
     9 months, 1 day-12 months               85%
     more than 12 months                     80%

     The Company also has the right to redeem the Series A Preferred Stock upon receipt of Notice of Conversion at a rate of the Stated Value times 1.10 to 1.2 or may redeem the stock at its own election at 115% to 130%, depending on the length of time, as detailed in the attached Exhibit. The shares have been sold with the offering being completed on July 8, 1997. The Company received $1,650,000 in gross proceeds from the offering.

Item 3.  Bankruptcy or Receivership

     NONE

Item 4.  Changes in Registrant's Certifying Accountant

     NONE

Item 5.  Other events

     On June 26, 1997, the Company entered into an employment agreement with Jeff Aronin to become the President and Chief Operating Officer of the Company. He was also elected to the Board of Directors at this time. Harmel Rayat, the previous President, remains with the Company in the role of Chief Executive Officer and Chairman of the Board. A copy of the employment agreement is attached hereto as Exhibit A and a copy of the meeting minutes appointing Mr. Aronin as President and a director are attached hereto as Exhibit D.

     On September 17, 1997, Dr. Jake Jacobo was elected to the Board of Directors. A copy of the meeting minutes appointing Dr. Jacobo as a director are attached hereto as Exhibit C.

Item 6.  Resignations of Registrant's Directors

     On September 17, 1997, Diane Nunziato resigned as a director of the Company and Dr. Jake Jacobo joined the Company as a director. Ms. Nunziato resigned for personal reasons and did not have any disagreements with the Company. A copy of the meeting minutes approving Ms. Nunziato's resignation and a copy of her resignation letter are both attached hereto as Exhibit C.

Item 7.  Financial Statements and Exhibits.

     NONE


Item 8.  Change in Fiscal Year.

     NONE


                            EXHIBITS

Exhibit A:     Employment Agreement with Jeff Aronin
Exhibit B:     Certificate of Designation
Exhibit C:     Board Meeting Minutes regarding resignation of Diane Nunziato and appointment of Jake Jacobo and Letter of Resignation of Diane
               Nunziato
Exhibit D:     Board Meeting Minutes regarding appointment of Jeff Aronin


                           SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


(Registrant)   MEDCARE TECHNOLOGIES, INC.


(Signature)    /s/ Harmel S. Rayat
               ----------------------------------------
               Harmel S. Rayat, Chief Executive Officer

Date           October 10, 1997

*Print name and title of the signing officer under his/her signature.

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